                                                                      EXHIBIT 11

                         HBO & COMPANY AND SUBSIDIARIES
            COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
Weighted Average Number of Common Shares Outstanding.........................     208,511     202,400     185,030

ADD -- Shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to the computation of
  diluted earnings per share *...............................................       5,951       8,484      --
                                                                               ----------  ----------  ----------

Number of Common and Common Equivalent Shares Outstanding....................     214,462     210,884     185,030

Net Earnings (Loss) for Basic and Diluted Earnings (Loss)
  Per Share..................................................................  $  143,537  $   82,333  $   (7,895)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

Earnings (Loss) Per Share:

  Basic......................................................................  $      .69  $      .41  $     (.04)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

  Diluted....................................................................  $      .67  $      .39  $     (.04)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

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*   Common Equivalent Shares are not presented for 1995 because the effect is anti-dilutive.

All prior period amounts have been restated to reflect the 1997 acquisitions of AMISYS Managed Care Systems, Inc., Enterprise Systems, Inc., HPR Inc., and National Health Enhancement Systems, Inc., in pooling transactions.